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                                  Exhibit 23

                        NATIONAL EDUCATION CORPORATION


                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-8 (Nos. 2-67273, 2-71650, 2-83454, 2-86904, 33-18086, 33-5658, 33-25056 and 33-43850) of
National Education Corporation of our report dated February 4, 1994 appearing on page 35 of the 1993 Annual Report to Stockholders which is incorporated by reference of our report on the Financial Statement Schedules, which appears on page 24 of this Form 10-K.


PRICE WATERHOUSE

Costa Mesa, California
March 23, 1994